Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000
CBIZ REPORTS FOURTH-QUARTER AND FULL-YEAR 2022 RESULTS
FOURTH-QUARTER HIGHLIGHTS:
•TOTAL REVENUE UP 21.5%; SAME-UNIT REVENUE UP 10.1%
FULL-YEAR HIGHLIGHTS:
•TOTAL REVENUE UP 27.8%; SAME-UNIT REVENUE UP 10.9%
•GAAP EPS UP 52.3%; ADJUSTED EPS UP 28.3%
•INCOME FROM CONTINUING OPERATIONS UP 48.6%; ADJUSTED EBITDA UP 28.1%

2023 OUTLOOK:
•TOTAL REVENUE UP 8% TO 10%
•GAAP EPS UP 15% TO 17%; $2.31 TO $2.36
•ADJUSTED EPS UP 11% TO 13%; $2.36 TO $2.41

CLEVELAND (February 16, 2023) – CBIZ, Inc., (NYSE: CBZ) (“CBIZ”, or the “Company”), a leading provider of financial, insurance and advisory services, today announced fourth-quarter and full-year results for the period ended December 31, 2022.
For the 2022 fourth quarter, CBIZ recorded revenue of $295.0 million, an increase of $52.2 million, or 21.5%, compared with $242.8 million reported for the same period in 2021. Acquired operations, net of divestitures, contributed $27.7 million, or 11.4%, to fourth-quarter 2022 revenue growth. Same-unit revenue increased by $24.5 million, or 10.1%, for the quarter, compared with the same period a year ago. Loss from continuing operations was $11.5 million in the 2022 fourth quarter, compared with a loss of $9.6 million for the same period a year ago.
Adjusted loss from continuing operations was $10.7 million, or $0.21 per diluted share, compared with $9.6 million, or $0.19 per diluted share, for the same period a year ago. Adjusted EBITDA for the fourth quarter was a loss of $4.4 million, compared with a loss of $5.0 million for the same period in 2021.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

For the full year ended December 31, 2022, CBIZ recorded revenue of $1,412.0 million, an increase of $307.1 million, or 27.8%, over the $1,104.9 million for the same period in 2021. Acquisitions, net of divestitures, contributed $187.2 million, or 16.9%, to revenue growth in the twelve months ended December 31, 2022. Same-unit revenue increased by $119.9 million, or 10.9%, compared with the same period a year ago. Income from continuing operations was $105.4 million, or $2.01 per diluted share, for the twelve months ended December 31, 2022, compared with $70.9 million, or $1.32 per diluted share, for the same period a year ago.
Adjusted income from continuing operations was $111.4 million, or $2.13 per diluted share, for the full year ended December 31, 2022, compared with $89.3 million, or $1.66 per diluted share, for the same period a year ago. Adjusted EBITDA for the twelve months was $190.1 million, compared with $148.5 million for the same period in 2021.
As previously announced, in the second quarter of 2021, the Company recorded a nonrecurring settlement charge of $30.5 million and a $6.3 million non-recurring gain on sale of operations. These items were eliminated to arrive at Adjusted earnings per diluted share for the twelve months ended December 31, 2021. In 2022, the Company incurred approximately $10.5 million non-recurring transaction and first-year integration expenses related to the Marks Paneth acquisition and recorded a $2.4 million gain related to the sale of a book of business in the property and casualty line of service. These items were eliminated to arrive at Adjusted earnings per diluted share for 2022. Schedules reconciling Adjusted income from continuing operations, Adjusted EPS and Adjusted EBITDA to the most directly comparable GAAP measures can be found in the tables included in this release.
For the full year ended December 31, 2022, the Company repurchased a total of 2.8 million shares of its common stock on the open market. The balance outstanding on the Company’s unsecured credit facility on December 31, 2022, was $265.7 million with $319.9 million of unused borrowing capacity and leverage of approximately 1.5X Adjusted EBITDA.
Jerry Grisko, CBIZ President and Chief Executive Officer, said, “2022 was a year to be celebrated at CBIZ. I am proud to report exceptional results for the past year with strong growth across every major service line. In addition to continued demand for the core essential services that we provide to our clients regardless of business climate, we experienced very high demand for our more specialty and project-based advisory services as well.”
“2022 also proved to be an important year for our strategic acquisition activity as we capitalized on a robust pipeline of opportunities, which added approximately $155 million of annualized revenue with the transactions that we closed.” Grisko continued, “With the February 1, 2023, acquisition of Somerset contributing approximately $55 million of annualized revenue, momentum with M&A has continued into 2023. Headquartered in Indianapolis, the addition of Somerset will strengthen our presence in the important Midwest region of the country.”
“As we look to 2023, we expect to continue to perform well despite the economic uncertainties ahead. With the essential and recurring nature of our core services, combined with a strong balance sheet and steady cash flow, we are well-positioned going into 2023,” Grisko concluded.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

2023 Outlook
•The Company expects revenue to grow within a range of 8% to 10% over the prior year.
•The Company expects an effective tax rate of approximately 28%. The increased rate, up from 25.5% in 2022, will impact diluted earnings per share by approximately $0.08.
•The Company expects a weighted average fully diluted share count of approximately 51.0 to 51.5 million shares.
•The Company expects GAAP fully diluted earnings per share from continuing operations to grow within a range of 15% to 17%, to $2.31 to $2.36 per share over the $2.01 per share reported for 2022.
•The Company expects Adjusted fully diluted earnings per share from continuing operations to grow within a range of 11% to 13%, to $2.36 to $2.41 per share over the Adjusted earnings per share of $2.13 per share reported for 2022.
Conference Call
CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast and an archived replay will be available at https://cbiz.gcs-web.com/investor-overview. Participants may register at https://dpregister.com/sreg/10175061/f5ac11a7a4.
About CBIZ
CBIZ is a leading provider of financial, insurance and advisory services to businesses throughout the United States. Financial services include accounting, tax, government health care consulting, transaction advisory, risk advisory, and valuation services. Insurance services include employee benefits consulting, retirement plan consulting, property and casualty insurance, payroll, and human capital consulting. With more than 120 offices in 33 states, CBIZ is one of the largest accounting and insurance brokerage providers in the U.S. For more information, visit www.cbiz.com.
Forward-Looking Statements
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the risk that the anticipated benefits and perceived advantages of an acquisition may not be achieved; the impact of COVID-19 or governmental rules related to public health issues on the Company’s business, operations and clients; the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the trend of outsourcing business services; the Company’s dependence on the services of its CEO, other key employees, producers and service personnel; the effects of any potential cyber-attacks; competitive pricing pressures; general business and economic conditions; and changes in governmental laws or regulation affecting the Company’s clients, business, business services operations, or business models. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2022 AND 2021
(In thousands, except percentages and per share data)

	Three Months Ended December 31,
	2022	%	2021	%
Revenue	$295,043	100.0%	$242,828	100.0%
Operating expenses (1)	302,560	102.5	246,402	101.5
Gross loss	(7,517)	(2.5)	(3,574)	(1.5)
Corporate general and administrative expenses (1)	11,895	4.0	14,816	6.1
Operating loss	(19,412)	(6.5)	(18,390)	(7.6)
Other (expense) income:
Interest expense	(2,830)	(0.9)	(1,016)	(0.4)
Gain (loss) on sale of operations, net	102	—	(390)	(0.2)
Other income, net (1) (2)	5,694	1.9	6,212	2.6
Total other income, net	2,966	1.0	4,806	2.0
Loss from continuing operations before income tax benefit	(16,446)	(5.5)	(13,584)	(5.6)
Income tax benefit	(4,953)		(3,971)
Loss from continuing operations	(11,493)	(3.9)	(9,613)	(4.0)
Loss from operations of discontinued businesses, net of tax	(5)		(7)
Net loss	$(11,498)	(3.9)%	$(9,620)	(4.0)%

Diluted loss per share:
Continuing operations	$(0.23)		$(0.19)
Discontinued operations	—		—
Net loss	$(0.23)		$(0.19)

Diluted weighted average common shares outstanding	50,538		51,899
Other data from continuing operations:
Adjusted EBITDA (3)	$(4,351)		$(5,021)
Adjusted EPS (3)	$(0.21)		$(0.19)

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains in "Other income, net." The deferred compensation plan has no impact on "Loss from continuing operations before income tax benefit."
Income and expenses related to the deferred compensation plan for the three months ended December 31, 2022, and 2021 are as follows (in thousands):

	Three Months Ended December 31,
	2022	% of Revenue	2021	% of Revenue
Operating expenses	$5,748	1.9%	$6,152	2.5%
Corporate general and administrative expenses	926	0.3%	908	0.4%
Other income, net	6,674	2.3%	7,060	2.9%
Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the three months ended December 31, 2022, and 2021 are as follows (in thousands):

	Three Months Ended December 31,
	2022				2021
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross (loss) margin	$(7,517)	$5,748	$(1,769)	(0.6)%	$(3,574)	$6,152	$2,578	1.1%
Operating loss	(19,412)	6,674	(12,738)	(4.3)%	(18,390)	7,060	(11,330)	(4.7)%
Other income (expense), net	5,694	(6,674)	(980)	(0.3)%	6,212	(7,060)	(848)	(0.3)%
Loss from continuing operations before income tax benefit	(16,446)	—	(16,446)	(5.6)%	(13,584)	—	(13,584)	(5.6)%

(2)Included in "Other income, net" for the three months ended December 31, 2022 and 2021, is expense of $0.5 million and $0.8 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
TWELVE MONTHS ENDED DECEMBER 31, 2022 AND 2021
(In thousands, except percentages and per share data)

	Twelve Months Ended December 31,
	2022	%	2021	%
Revenue	$1,411,979	100.0%	$1,104,925	100.0%
Operating expenses (1)	1,188,612	84.2	945,635	85.6
Gross margin	223,367	15.8	159,290	14.4
Corporate general and administrative expenses (1)	55,023	3.8	56,150	5.1
Legal settlement, net	—	—	30,468	2.7
Operating income	168,344	12.0	72,672	6.6
Other income (expense):
Interest expense	(8,039)	(0.6)	(3,868)	(0.4)
Gain on sale of operations, net	413	—	5,995	0.5
Other (expense) income, net (1) (2)	(19,225)	(1.4)	18,241	1.7
Total other (expense) income, net	(26,851)	(2.0)	20,368	1.8
Income from continuing operations before income tax expense	141,493	10.0	93,040	8.4
Income tax expense	36,121		22,129
Income from continuing operations	105,372	7.5	70,911	6.4
Loss from operations of discontinued businesses, net of tax	(18)		(24)
Net income	$105,354	7.5%	$70,887	6.4%

Diluted income per share:
Continuing operations	$2.01		$1.32
Discontinued operations	—		—
Net income	$2.01		$1.32

Diluted weighted average common shares outstanding	52,388		53,723
Other data from continuing operations:
Adjusted EBITDA (3)	$190,143		$148,459
Adjusted EPS (3)	$2.13		$1.66

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains in "Other (expense) income, net." The deferred compensation plan has no impact on "Income from continuing operations before income tax expense."

Income and expenses related to the deferred compensation plan for the twelve months ended December 31, 2022, and 2021 are as follows (in thousands):

	Twelve Months Ended December 31,
	2022	% of Revenue	2021	% of Revenue
Operating (income) expenses	$(17,252)	(1.2)%	$17,317	1.6%
Corporate general and administrative (income) expenses	(2,393)	(0.2)%	2,168	0.2%
Other (expense) income, net	(19,645)	(1.4)%	19,485	1.8%
Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the twelve months ended December 31, 2022, and 2021 are as follows (in thousands):

	Twelve Months Ended December 31,
	2022				2021
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$223,367	$(17,252)	$206,115	14.6%	$159,290	$17,317	$176,607	16.0%
Operating income	168,344	(19,645)	148,699	10.5%	72,672	19,485	92,157	8.3%
Other (expense) income, net	(19,225)	19,645	420	—%	18,241	(19,485)	(1,244)	(0.1)%
Income from continuing operations before income tax expense	141,493	—	141,493	10.0%	93,040	—	93,040	8.4%

(2)Included in "Other (expense) income, net" for the twelve months ended December 31, 2022 and 2021, is expense of $2.4 million and $2.4 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands)
SELECT SEGMENT DATA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue
Financial Services	$202,016	$156,056	1,010,068	734,026
Benefits and Insurance Services	81,746	76,667	358,007	332,323
National Practices	11,281	10,105	43,904	38,576
Total	$295,043	$242,828	$1,411,979	$1,104,925

Gross Margin
Financial Services (1)	(8,242)	(3,338)	$160,030	$125,788
Benefits and Insurance Services	12,357	8,765	67,620	60,673
National Practices	1,298	1,153	4,703	4,082
Operating expenses - unallocated (2):
Other expense	(7,182)	(4,002)	(26,238)	(13,936)
Deferred compensation	(5,748)	(6,152)	17,252	(17,317)
Total	$(7,517)	$(3,574)	$223,367	$159,290

(1)Gross margin for the Financial Services practice group included approximately $0.8 million and $6.7 million one-time and non-recurring integration and retention costs related to Marks Paneth for the three months and twelve months ended December 31, 2022, respectively.
(2)Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also includes gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income from continuing operations before income tax expense" as they are directly offset by the same adjustment to "Other income, net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense in "Operating expenses" and “Corporate, general and administrative expenses,” and offset in "Other income, net."

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
SELECT CASH FLOW DATA
(In thousands)

	Twelve Months Ended December 31,
	2022	2021
Net income	$105,354	$70,887
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	32,895	27,078
Gain on sale of operations, net	(413)	(5,995)
Bad debt expense, net of recoveries	1,173	3,054
Adjustments to contingent earnout liability, net	2,435	2,367
Stock-based compensation expense	14,689	11,407
Other noncash adjustments	12,060	9,108
Net income, after adjustments to reconcile net income to net cash provided by operating activities	168,193	117,906
Changes in assets and liabilities, net of acquisitions and divestitures	(42,043)	13,272
Operating cash flows provided by continuing operations	126,150	131,178
Operating cash used in discontinued operations	(18)	(24)
Net cash provided by operating activities	126,132	131,154
Net cash used in investing activities	(99,118)	(82,010)
Net cash used in financing activities	(17,343)	(69,005)
Net increase (decrease) in cash, cash equivalents and restricted cash	9,671	(19,861)
Cash, cash equivalents and restricted cash at beginning of year	$150,474	$170,335
Cash, cash equivalents and restricted cash at end of period	$160,145	$150,474

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$4,697	$1,997
Restricted cash	28,487	30,383
Cash equivalents included in funds held for clients	126,961	118,094
Total cash, cash equivalents and restricted cash	$160,145	$150,474

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
SELECT FINANCIAL DATA AND RATIOS
(In thousands)

	December 31, 2022	December 31, 2021
Cash and cash equivalents	4,697	1,997
Restricted cash	28,487	30,383
Accounts receivable, net	334,498	242,168
Current assets before funds held for clients	397,113	293,765
Funds held for clients	171,313	157,909
Goodwill and other intangible assets, net	951,702	840,783

Total assets	1,879,124	1,627,934

Current liabilities before client fund obligations	338,940	265,174
Client fund obligations	173,467	158,115
Total long-term debt	263,654	154,851

Total liabilities	1,165,672	923,386

Treasury stock	(824,778)	(694,716)

Total stockholders' equity	713,452	704,548

Debt to equity	37.0%	22.0%
Days sales outstanding (DSO) - continuing operations (1)	74	71

Shares outstanding	50,180	52,038
Basic weighted average common shares outstanding	51,502	52,637
Diluted weighted average common shares outstanding	52,388	53,723

(1)DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve-month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
GAAP RECONCILIATION
(Loss) Income from Continuing Operations to Adjusted EBITDA (1)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
(Loss) Income from continuing operations	$(11,493)	$(9,613)	$105,372	$70,911
Interest expense	2,830	1,016	8,039	3,868
Income tax (benefit) expense	(4,953)	(3,971)	36,121	22,129
(Gain) loss on sale of operations, net	(102)	390	(413)	(5,995)
Gain on sale of assets, net (2)	—	—	(2,391)	—
Legal settlement, net	—	—	—	30,468
Transaction costs related to Marks Paneth (3)	—	—	1,329	—
Integration and retention costs related to Marks Paneth (3)	1,179	—	9,191	—
Depreciation	2,853	2,771	11,231	10,781
Amortization	5,335	4,386	21,664	16,297
Adjusted EBITDA	$(4,351)	$(5,021)	$190,143	$148,459

(1)CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure, "(Loss) Income from continuing operations." Adjusted EBITDA is not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance under GAAP. Adjusted EBITDA is commonly used by the Company, its shareholders and debt holders as a performance measurement to evaluate, assess and benchmark the Company's operational results.
(2)This gain is related to a sale of a book of business in CBIZ’s property and casualty line of service, and is recorded in Other income (expense), net.
(3)These costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature.

CBIZ, INC.
GAAP RECONCILIATION
(Loss) Income and Diluted Earnings Per Share (“EPS”) from Continuing Operations to Adjusted (Loss) Income from Continuing Operations and EPS(1)
(In thousands)

	Three Months Ended December 31, 2022		Three Months Ended December 31, 2021
	Amounts	EPS	Amounts	EPS
Loss from continuing operations	$(11,493)	$(0.23)	$(9,613)	$(0.19)
Adjustments:
Integration and retention costs related to Marks Paneth (4)	1,179	0.02	—	—
Income tax effect related to adjustments	(355)	—	—	—
Adjusted loss from continuing operations	$(10,669)	$(0.21)	$(9,613)	$(0.19)

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

	Twelve Months Ended December 31, 2022		Twelve Months Ended December 31, 2021
	Amounts	EPS	Amounts	EPS
Income from continuing operations	$105,372	$2.01	$70,911	$1.32
Adjustments:
Gain on sale of operations, net (2)	—	—	(6,311)	(0.12)
Gain on sale of assets, net (3)	(2,391)	(0.05)	—	—
Legal settlement, net	—	—	30,468	0.57
Transaction costs related to Marks Paneth (4)	1,329	0.03	—	—
Integration and retention costs related to Marks Paneth (4)	9,191	0.18	—	—
Income tax effect related to adjustments	(2,075)	(0.04)	(5,746)	(0.11)
Adjusted income from continuing operations	$111,426	$2.13	$89,322	$1.66
(1)CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted (Loss) Income and Adjusted EPS to the most directly comparable GAAP financial measures, “(Loss) Income from continuing operations” and "Diluted earnings per share from continuing operations." Adjusted (Loss) Income and Adjusted EPS are not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance under GAAP. Adjusted (Loss) Income and Adjusted EPS, are used by the Company for its shareholders and debt holders as a performance measure to evaluate, assess and benchmark the Company's operational results.
(2)This gain related to a one-time non-recurring gain from the sale of an operation in CBIZ’s Benefit and Insurance Services practice group.
(3)This gain is related to a sale of a book of business in CBIZ’s property and casualty line of service, and is recorded in Other income (expense), net.
(4)These costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature.

CBIZ, INC.
GAAP RECONCILIATION
Full Year 2023 EPS from Continuing Operations Guidance to Full Year 2023 Adjusted Diluted EPS
(In thousands)

	Full Year 2023 Guidance
	Low	High
Diluted EPS - GAAP Guidance	$2.31	$2.36
Integration cost related to Somerset acquisition	0.05	0.05
Adjusted Diluted EPS Guidance	$2.36	$2.41

GAAP Diluted EPS for 2022	$2.01	$2.01
Adjusted Diluted EPS for 2022	$2.13	$2.13
GAAP Diluted EPS Range	15%	17%
Adjusted Diluted EPS Range	11%	13%

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz